Exhibit 99.1

DANAHER REPORTS RECORD SECOND QUARTER 2011 RESULTS

WASHINGTON, D.C., July 21, 2011 — Danaher Corporation (NYSE:DHR) announced today that net earnings from continuing operations for the quarter ended July 1, 2011 were $449.6 million, or $0.65 per share on a diluted basis, a 23% increase as compared to diluted net earnings per share from continuing operations for the second quarter 2010. On a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule, second quarter 2011 adjusted diluted net earnings per share from continuing operations, excluding the impact of the acquisition of Beckman Coulter, were $0.69, a 28% increase over 2010 second quarter adjusted diluted net earnings per share from continuing operations.

Sales from continuing operations for the 2011 second quarter were $3.7 billion, 15.5% higher than the $3.2 billion reported sales from continuing operations for the 2010 second quarter. Core revenues increased 7.5% in the quarter compared to the second quarter of 2010.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We’ve been very pleased by our strong start to 2011 and our team’s execution led to yet another quarter of solid core revenue and earnings growth. Our investments in new product development and go-to-market initiatives continued to drive organic growth and margin expansion and with our increasing exposure to higher growth emerging markets and the addition of Beckman Coulter to the portfolio, we believe we are well positioned to continue to outperform for the remainder of 2011 and beyond.”

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EDT. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website (under the subheading “Investor Events”) shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 800-946-0785 within the U.S. or 719-325-2155 outside the US a few minutes before the 8:00 a.m. EDT start and telling the operator that you are dialing in for Danaher’s investor conference call, access code 4214214. A replay of the conference call will be available shortly after the conclusion of the call and through Thursday, July 28, 2011. You can access the replay by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 4214214. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Earnings.”

* * *

Danaher is a science and technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our premier brands are among the most highly recognized in each of the markets we serve. The Danaher Business System provides a foundation to our 59,000 associates around the world, serving customers in more than 125 countries. In 2010, we generated $12.8 billion of revenue. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding the Company’s investments in new product development and go-to-market initiatives, business in emerging economies and positioning and expectations for 2011 and future periods and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, uncertainty in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions (including our acquisition of Beckman Coulter, Inc. and our ability to effectively integrate the business and realize the anticipated benefits from the acquisition), contingent liabilities relating to acquisitions (including our acquisition of Beckman Coulter), risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reduction and other changes in the healthcare industry, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental matters, risks relating to product defects and recalls, the impact of our debt obligations on our operations, pension plan costs, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, labor matters, our relationships with and the performance of our channel partners, risks relating to man-made and natural disasters, our ability to achieve projected cost reductions and growth, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2010 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2011. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt R. McGrew

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Ave, NW

Suite 800W

Washington, D.C. 20037

Telephone: Fax:	(202) 828-0850 (202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

($ in thousands)

(unaudited)

	July 1, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and equivalents	$551,583	$1,632,980
Trade accounts receivable, net	3,099,418	2,159,503
Inventories:
Finished goods	1,115,452	582,331
Work in process	314,060	185,658
Raw material and supplies	635,537	412,194

Total inventories	2,065,049	1,180,183
Prepaid expenses and other current assets	838,750	1,070,215

Total current assets	6,554,800	6,042,881

Property, plant and equipment, net of accumulated depreciation of $1,583,010 and $1,462,686, respectively	2,226,119	1,160,886
Investment in joint venture	533,136	511,283
Other assets	1,247,548	696,498
Goodwill	14,741,004	10,482,998
Other intangible assets, net	6,210,769	3,322,584

Total assets	$31,513,376	$22,217,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$47,932	$40,761
Trade accounts payable	1,515,113	1,169,185
Accrued expenses and other liabilities	2,718,251	2,110,756

Total current liabilities	4,281,296	3,320,702

Other long-term liabilities	4,151,630	2,339,755
Long-term debt	6,524,931	2,783,907
Stockholders’ equity:
Common stock - $0.01 par value	7,585	7,295
Additional paid-in capital	3,746,995	2,412,401
Retained earnings	11,997,077	10,945,928
Accumulated other comprehensive income	737,839	345,386

Total Danaher stockholders’ equity	16,489,496	13,711,010
Non-controlling interest	66,023	61,756

Total stockholders’ equity	16,555,519	13,772,766

Total liabilities and stockholders’ equity	$31,513,376	$22,217,130

A complete copy of Danaher’s Form 10-Q financial statements will be available when filed with the Securities and Exchange Commission on the Company’s website (www.danaher.com)

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

($ and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010

Sales	$3,711,674	$3,217,428	$7,057,376	$6,225,257
Cost of sales	1,768,479	1,611,875	3,350,793	3,150,992

Gross profit	1,943,195	1,605,553	3,706,583	3,074,265

Operating costs and other:
Selling, general and administrative expenses	1,095,749	896,588	2,065,451	1,762,919
Research and development expenses	235,803	191,199	453,376	372,035
Earnings from unconsolidated joint venture	(14,460)	—	(28,935)	—

Operating profit	626,103	517,766	1,216,691	939,311

Non-operating income (expense):
Interest expense	(31,709)	(28,944)	(62,434)	(58,988)
Interest income	2,280	1,039	4,395	2,592

Earnings from continuing operations before income taxes	596,674	489,861	1,158,652	882,915

Income taxes	(147,028)	(127,738)	(288,760)	(228,046)

Earnings from continuing operations	449,646	362,123	869,892	654,869

Earnings from discontinued operations, net of income taxes	199,118	10,353	208,230	17,840

Net earnings	$648,764	$372,476	$1,078,122	$672,709

Earnings per share from continuing operations:
Basic	$0.67	$0.55	$1.31	$1.01

Diluted	$0.65	$0.53	$1.26	$0.97

Earnings per share from discontinued operations:
Basic	$0.30	$0.02	$0.31	$0.03

Diluted	$0.29	$0.02	$0.30	$0.03

Net earnings per share:
Basic	$0.97	$0.57	$1.62	$1.03 *

Diluted	$0.94	$0.55	$1.56	$1.00

Average common stock and common equivalent shares outstanding (in thousands):
Basic	667,207	652,478	664,403	650,723
Diluted	694,599	682,338	691,464	681,230

*	Earnings per share amounts do not add due to rounding.

A complete copy of Danaher’s Form 10-Q financial statements will be available when filed with the Securities and Exchange

Commission on the Company’s website (www.danaher.com)

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

($ in thousands)

(unaudited)

	Six Months Ended
	July 1, 2011	July 2, 2010
Cash flows from operating activities:
Net earnings	$1,078,122	$672,709
Less: earnings from discontinued operations, net of tax	208,230	17,840

Net earnings from continued operations	869,892	654,869
Non-cash items:
Depreciation	106,628	96,364
Amortization	118,673	94,362
Stock compensation expense	45,966	40,882
Earnings from unconsolidated joint venture, net of cash dividends received	(16,586)	—
Change in trade accounts receivable, net	(14,850)	(63,664)
Change in inventories	(32,280)	(157,413)
Change in accounts payable	36,658	174,265
Change in prepaid expenses and other assets	54,345	123,737
Change in accrued expenses and other liabilities	(11,733)	(47,252)

Total operating cash flows from continuing operations	1,156,713	916,150
Total operating cash flows from discontinued operations	(57,581)	15,652

Net cash flows from operating activities	1,099,132	931,802

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(108,094)	(89,119)
Proceeds from disposals of property, plant and equipment	3,431	627
Cash paid for acquisitions	(6,056,279)	(1,398,526)

Total investing cash flows from continuing operations	(6,160,942)	(1,487,018)
Investing cash flows from discontinued operations	(1,521)	(3,219)
Proceeds from sale of discontinued operations	680,105	—

Net cash used in investing activities	(5,482,358)	(1,490,237)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,050,322	92,850
Payment of dividends	(26,973)	(26,012)
Net proceeds of borrowings (maturities of 90 days or less)	462,147	21,543
Proceeds of borrowings (maturities greater than 90 days)	1,785,764	—
Repayments of borrowings (maturities greater than 90 days)	(2,021)	—

Net cash provided by financing activities	3,269,239	88,381

Effect of exchange rate changes on cash and equivalents	32,590	(18,930)

Net change in cash and equivalents	(1,081,397)	(488,984)

Beginning balance of cash and equivalents	1,632,980	1,721,920

Ending balance of cash and equivalents	$551,583	$1,232,936

Supplemental disclosures:
Cash interest payments	$38,439	$39,192
Cash income tax payments (including $53 million related to the gain on sale of the discontinued Pacific Scientific Aerospace business – refer to Note 3)	$162,696	$114,440

A complete copy of Danaher’s Form 10-Q financial statements will be available when filed with the Securities and Exchange

Commission on the Company’s website (www.danaher.com)

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

($ in millions, unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010
Sales

Test & Measurement	$848.2	$682.2	$1,678.7	$1,334.3
Environmental	730.6	696.0	1,398.6	1,307.7
Life Sciences & Diagnostics	704.8	540.1	1,331.4	1,056.6
Dental	504.7	428.3	968.2	860.1
Industrial Technologies	923.4	698.5	1,680.5	1,351.0
Businesses contributed to Apex JV attributable to periods prior to contribution	—	172.3	—	315.6

Total Company	$3,711.7	$3,217.4	$7,057.4	$6,225.3

Operating Profit

Test & Measurement	$190.2	$145.3	$362.4	$269.1
Environmental	158.4	150.6	287.3	254.6
Life Sciences & Diagnostics	34.5	32.4	124.9	69.2
Dental	55.0	46.2	104.5	82.8
Industrial Technologies	200.5	144.8	362.1	270.0
Businesses contributed to Apex joint venture:
Attributable to periods prior to contribution	—	22.7	—	41.5
Equity method earnings subsequent to JV formation	14.5	—	28.9	—
Other	(27.0)	(24.2)	(53.4)	(47.9)

Total Company	$626.1	$517.8	$1,216.7	$939.3

Operating Margins

Test & Measurement	22.4%	21.3%	21.6%	20.2%
Environmental	21.7%	21.6%	20.5%	19.5%
Life Sciences & Diagnostics	4.9%	6.0%	9.4%	6.5%
Dental	10.9%	10.8%	10.8%	9.6%
Industrial Technologies	21.7%	20.7%	21.6%	20.0%

Total Company	16.9%	16.1%	17.2%	15.1%

This information is presented for reference only. Final unaudited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information

DANAHER CORPORATION AND SUBSIDIARIES

SALES GROWTH INFORMATION

	Components of Sales Change
	Existing Businesses	Acquisitions	Impact of Currency Translation	Total
Three Months Ended July 1, 2011:

Test & Measurement	9.5%	11.0%	4.0%	24.5%
Environmental	-0.5%	0.5%	5.0%	5.0%
Life Sciences & Diagnostics	8.0%	15.0%	7.5%	30.5%
Dental	6.5%	4.5%	7.0%	18.0%
Industrial Technologies	14.5%	13.0%	4.5%	32.0%

Total Company	7.5%	3.0%	5.0%	15.5%

	Components of Sales Change
	Existing Businesses	Acquisitions	Impact of Currency Translation	Total
Six Months Ended July 1, 2011:

Test & Measurement	11.5%	12.0%	2.5%	26.0%
Environmental	3.0%	1.0%	3.0%	7.0%
Life Sciences & Diagnostics	8.5%	12.5%	5.0%	26.0%
Dental	6.0%	2.5%	4.0%	12.5%
Industrial Technologies	14.5%	7.5%	2.5%	24.5%

Total Company	8.5%	1.5%	3.5%	13.5%

This information is presented for reference only. Final unaudited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in 000’s except per share data)

	Three Months Ended			Six Months Ended
	July 1, 2011	July 2, 2010	% Change	July 1, 2011	July 2, 2010	% Change
Adjusted Net Earnings from Continuing Operations

Net Earnings from Continuing Operations (GAAP)	$449,646	$362,123	24.2%	$869,892	$654,869	32.8%

Acquisition-related transaction costs deemed significant ($26 million pre-tax for each of the three and six months ended July 1, 2011 and $8 million pre-tax for the six months ended July 2, 2010) and fair value adjustments to acquisition related inventory and deferred revenue balances and change-in-control payments ($29 million pre-tax for each of the three and six months ended July 1, 2011 and $9 million and $38 million pre-tax, respectively, for the three and six months ended July 2, 2010) (“Acquisition Related Costs”)	41,348	6,331		41,348	34,894

Gains from net reduction in income tax reserves, other discrete tax items and reduction of effective tax rate (“Income Tax Items”)	(4,109)	—		(4,109)	(4,027)

Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$486,885	$368,454	32.1%	$907,131	$685,736	32.3%

Adjusted Diluted Net Earnings Per Share from Continuing Operations

Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.65	$0.53	22.6%	$1.26	$0.97	29.9%

Acquisition Related Costs	0.06	0.01		0.06	0.05

Income Tax Items	(0.01)	—		(0.01)	(0.01)

Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.70	$0.54	29.6%	$1.31	$1.01	29.7%

Adjusted Diluted Net Earnings Per Share Provided by Beckman Coulter, Inc. from June 25 to July 1, 2011 ($12 million pre-tax for the three months and six months ended July 1, 2011)	(0.01)	—		(0.01)	—

Adjusted Diluted Net Earnings Per Share from Continuing Operations Excluding Beckman Coulter, Inc. (Non-GAAP)	$0.69	$0.54	27.8%	$1.30	$1.01	28.7%

Core Revenue Growth

Components of Revenue Growth	Three Months Ended July 1, 2011 vs. Comparable 2010 Period	Six Months Ended July 1, 2011 vs. Comparable 2010 Period

Core (non-GAAP)	7.5%	8.5%
Acquisitions (net of reduction in revenues relating to Apex JV) (non-GAAP)	3.0%	1.5%
Impact of currency translation (non-GAAP)	5.0%	3.5%

Total Revenue Growth (GAAP)	15.5%	13.5%

Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings Per Share from Continuing Operations

We disclose the non-GAAP measures of adjusted net earnings from continuing operations and adjusted diluted net earnings per share from continuing operations, which refer to GAAP net earnings from continuing operations and GAAP diluted net earnings per share from continuing operations, respectively, excluding the items identified in the reconciliation schedule above. We also present these measures on a basis which excludes Beckman Coulter. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better understand the long-term profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from these measures because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. We excluded the results attributable to Beckman Coulter to identify the impact of that acquisition on our business during the brief period during the quarter that we owned the business. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs that Danaher typically incurs in a given period.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company’s overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisition sales”), (2) first half 2010 sales attributable to the businesses contributed to the Apex joint venture, and (3) the impact of currency translation. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in GAAP revenue (excluding acquisition sales and first half 2010 sales attributable to the businesses contributed to the Apex joint venture) and (b) the period-to-period change in revenue (excluding acquisition sales and first half 2010 sales attributable to the businesses contributed to the Apex joint venture) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of the first half 2010 sales attributable to the businesses contributed to the Apex joint venture because as a result of application of the equity method of accounting beginning with the formation of the joint venture on July 4, 2010, the Company did not recognize sales from those businesses in the first half of 2011.